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                                                                   Exhibit 23.1

                      Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to registration statement of our reports dated November 13, 1996 included and incorporated by reference in XTRA Corporation's Form 10-K for the year ended September 30, 1996 and to all references to our Firm included in this Post-Effective Amendment No. 1 to registration statement.

Boston, Massachusetts
May 5, 1997                      Arthur Andersen L.L.P.